UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2016

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	001-37660 (Commission File No.)	14-1798693 (IRS Employer Identification No.)

157 Church Street New Haven, Connecticut (Address of principal executive offices)	06506 (Zip Code)

(207) 688-6363

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2016 annual meeting of shareholders (the “Annual Meeting”), the shareholders of the Corporation voted to approve the Avangrid, Inc. Omnibus Incentive Plan (the “Plan”). The Plan was approved by the Corporation’s Board of Directors (the “Board”) on March 17, 2016.

The purpose of the Plan is to enhance the ability of the Corporation and its subsidiaries to attract, retain, reward and motivate persons who make (or are expected to make) important contributions to the Corporation or its subsidiaries by providing these individuals with equitable and competitive compensation opportunities through equity-based or cash-based incentives. The Plan is administered by the independent compensation forum of the Board (the “Independent Compensation Forum”), which is comprised of at least two outside directors. It is the intent of the Board and the Independent Compensation Forum that the maximum aggregate number of shares of the Corporation’s common stock authorized for issuance under the Plan shall be 2.5 million shares, subject to certain adjustments for stock splits, stock dividends, recapitalizations and other similar events described in the Plan.

A brief summary of the Plan is included under “Proposal 5: Approval of the Avangrid Incentive Plan” in the Corporation’s 2016 Proxy Statement, which was filed with the Securities and Exchange Commission on April 26, 2016 (the “Corporation’s Proxy Statement”). Such summary is qualified in its entirety by reference to the Plan, a copy of which was filed as Annex A to the Corporation’s 2016 Proxy Statement and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on June 16, 2016. The record date for the Annual Meeting was April 21, 2016 and as of the record date the Corporation had 309,588,561 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 302,717,596 shares of common stock were represented in person or by proxy.

The final results of voting on each of the matters submitted to a vote of security holders at the Annual Meeting are as follows:

Proposal 1 — Election of Directors. Each of the director nominees was elected to serve until the next annual meeting of shareholders, and until their successors are duly elected and qualified, by the votes set forth below:

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Nominee	For	Withhold	Broker Non-Votes
Ignacio Sánchez Galán	280,086,742	14,728,221	7,902,633
John E. Baldacci	280,150,864	14,664,099	7,902,633
Pedro Azagra Blázquez	280,260,897	14,554,066	7,902,633
Arnold L. Chase	283,196,512	11,618,451	7,902,633
Alfredo Elías Ayub	286,502,206	8,312,757	7,902,633
Carol L. Folt	294,211,757	603,206	7,902,633
John L. Lahey	294,016,523	798,440	7,902,633
Santiago Martinez Garrido	280,314,896	14,500,067	7,902,633
Juan Carlos Rebollo Liceaga	279,832,398	14,982,565	7,902,633
José Sainz Armada	280,266,081	14,548,882	7,902,633
Alan D. Solomont	286,432,092	8,382,971	7,902,633
James P. Torgerson	283,957,945	10,857,018	7,902,633

Proposal 2 — Ratification of Independent Auditors. The appointment of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2016, was ratified, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
302,401,635	266,248	49,713	0

Proposal 3 — Advisory Vote on Executive Compensation. The compensation of the Corporation’s named executive officers was approved, on a non-binding, advisory basis, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
281,265,712	12,966,030	583,221	7,902,633

Proposal 4 — Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation. Shareholders approved, on a non-binding advisory basis, every year as the frequency of the advisory vote on the compensation of the Corporation’s named executive officers, by the votes set forth below:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
292,717,673	125,834	1,673,619	297,837	7,902,633

In accordance with the voting results on this item, the Corporation has determined to hold an advisory vote on compensation of the Corporation’s named executive officers every year until the next shareholder vote on the frequency vote on the compensation of the Corporation’s named executive officers. A shareholder vote on the frequency of shareholder votes on the compensation of the Corporation’s named executive officers is required to be held at least once every six years.

Proposal 5 — Approval of the Avangrid, Inc. Omnibus Incentive Plan. The Avangrid, Inc. Omnibus Incentive Plan was approved by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
276,175,697	17,873,168	766,098	7,902,633

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ R. Scott Mahoney
Name:	R. Scott. Mahoney
Title:	Senior Vice President – General Counsel, Secretary and Chief Compliance Officer

Dated: June 21, 2016

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